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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

Executive Compensation

        In November 2004, the Board of Directors of CIBER, Inc. (the "Company") initiated an executive compensation review by an international, independent third party that specialized in such matters. On March 30, 2005, upon the recommendation of the Compensation Committee of the Board (the "Committee") and after a review of performance and competitive market data provided by such independent human resources consultant retained by the Committee, the Board of Directors approved annual base salaries (effective as of January 1, 2005) for certain of the Company's executive officers. The base salary level of the Company's Chief Executive Officer, Mac J. Slingerlend, was set at $550,000 and the base salary of the Company's Chief Financial Officer, David G. Durham, was set at $300,000. Since the Company's Chief Operating Officer, Edward Longo, is retiring effective April 30, 2005, no change was made to his salary.

        The Committee also established the financial and strategic criteria to be used in determining cash bonus compensation and option grants for the fiscal year for the Chief Executive and Chief Financial Officers. The Chief Executive Officer will be eligible to earn a bonus of approximately 60% of his salary based on performance measures determined by the Committee that include two financial measures, namely Company revenue to 2005's business plan and a specified level of pre-tax income to 2005's business plan, and certain other subjective measures. The Committee determined that the Chief Financial Officer is eligible for a bonus equal to 50% of his salary based on the same criteria. The actual bonus amount payable for the Chief Executive and Chief Financial Officers will be based on a sliding percentage award by which the established performance targets are met or exceeded.

        A copy of Mr. Slingerlend's revised employment agreement effective March 30, 2005 is attached as Exhibit 99.1 to this Form 8-K.

        Also on March 30, 2005, after further discussions on the report provided to the Board by the independent consultant, the Board granted the Chief Executive Officer a one-time grant of 400,000 stock options, pursuant to the Company's 2004 Incentive Plan, to adjust the Chief Executive Officer's long-term incentive compensation to levels comparable with the Company's competitors. The options were granted at an exercise price of $7.18 per share, the closing price per share of the Company's stock reported on the New York Stock Exchange on the date of the grant. Approximately one third of the options vested on the date of the grant and the remaining options will vest ratably over the next three years. In addition, the Chief Executive Officer will be eligible to receive additional annual grants of 200,000 stock options per year for the next three years, beginning with a grant in 2005. The 2005 annual grant was also made on March 30, 2005 at the same price per share as the one-time grant. Approximately one third of each annual grant will vest upon award with the remainder vesting ratably over the next three years. Vesting of these options will accelerate in the event of the Chief Executive Officer's death, disability, retirement, a change of control of the Company, or termination other than for cause.

        On March 1, 1996, the Company entered into a Salary Continuation Retirement Plan (the "Plan") with Mr. Slingerlend where it agreed to make certain post-employment payments to him, except in the event of a termination for cause. The Plan, as amended in May and November 2004, provided that payments will be made for up to 20 years after Mr. Slingerlend's termination of employment with the Company, beginning at age 60, and would range from $102,500 to $125,000 per year, based on Mr. Slingerlend's age at the time of termination of employment. The Committee, upon additional consultation with the independent compensation consulting firm, determined to amend the Plan to align payments with the current cost of living, to delete outdated segments of the vesting table and to conform the Plan to the requirements of new Section 409A of the Internal Revenue Code. Effective March 30, 2005, the Plan is amended to provide that payments will range from $137,500, if Mr. Slingerlend retires at age 59 or younger, to $200,000 per year, based on Mr. Slingerlend's age at the time of termination of employment. Certain other sections of the Plan were amended primarily to comply with recently issued and pending governmental guidelines on such plans.

        A copy of the amended Salary Continuation Retirement Plan is attached as Exhibit 99.2 to this Form 8-K.

Amendment of Bank Line of Credit

        On March 31, 2005, CIBER, Inc. amended its line of credit with Wells Fargo Bank, N.A. Effective with this amendment, the line of credit will automatically reduce to $65 million on March 31, 2005 and again to $50 million on September 30, 2005. Previously, the line of credit was to automatically reduce to $60 million on March 31, 2005. Additionally, this amendment provides that the fiscal quarters ended December 31, 2004 and June 30, 2005 shall be considered consecutive fiscal quarters and the fiscal quarter ended March 31, 2005 shall be excluded from any calculation made for purposes of determining whether our borrowings, which are presently unsecured, shall become secured under the credit facility.

        A copy of the amendment is attached as Exhibit 99.3 to this Form 8-K.

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On March 31, 2005, Mr. James A. Rutherford, a director of the Company since its IPO, notified the Company that, after eleven years of service, he has elected not to stand for another three year re-election and will be retiring from the Board following the Company's Annual Meeting of Shareholders to be held on May 3, 2005.

Item 9.01. Exhibits.

99.1
Employment Agreement with Mac J. Slingerlend dated March 30, 2005

99.2
Fourth revision to the CIBER, Inc. Salary Continuation Retirement Plan for Mac J. Slingerlend dated as of March 30, 2005

99.3
Third Amendment to Amended and Restated Credit and Security Agreement dated as of March 31, 2005 between CIBER, Inc. and Wells Fargo Bank, N.A.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: April 1, 2005	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 1.01. Entry into a Material Definitive Agreement.
  Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01. Exhibits.
SIGNATURE